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                                                                      EXHIBIT 16

[Ernst & Young Letterhead]



June 23, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 23, 2000, of Equalnet Communications Corp. and are in agreement with the statements contained in the first two paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                        /s/ Ernst & Young LLP